Exhibit 3.10

CERTIFICATE OF AMENDMENT OF

THE ARTICLES OF ORGANIZATION

OF

GE SILICONES, LLC

Under Section 211 of the Limited Liability Company Law

GE Silicones, LLC (hereinafter called the “Company”), a company organized on November 14, 2000 and existing under and by virtue of the Limited Liability Company Law of the State of New York (the NYLLCL) does hereby certify:

1. The name of the limited liability company is GE Silicones, LLC.

2. The date the Articles of Organization were filed by the Department of State is November 14, 2000.

3. The Certificate of Amendment is being filed to change the name of the limited liability company. To accomplish the foregoing, paragraph first of the Articles of Organization is amended to read as follows:

“FIRST: The name of the limited liability company is MPM Silicones, LLC.”

IN WITNESS WHEREOF, the undersigned, as sole member of the Company, has caused this certificate to be executed by a duly authorized officer this 4th day of December, 2006.

MOMENTIVE PERFORMANCE MATERIALS USA INC.

By:	/s/ Douglas A. Johns
Name:	Douglas A. Johns
Title:	Secretary and General Counsel

ARTICLES OF ORGANIZATION

OF

GE SILICONES, LLC

Under Section Two Hundred Three of the Limited Liability Company Law

The undersigned person, acting as an organizer of the limited liability company hereinafter named, sets forth the following statements:

FIRST:	The name of the limited liability company is:

GE Silicones, LLC

SECOND:	The county within the State of New York in which the office of the company is to be located is the County of Saratoga.

THIRD:	The company is not to have a specific date of dissolution in addition to the events of dissolution set forth in Section 701 of the New York Limited Liability Company Law.

FOURTH:	The company is authorized in the jurisdiction of its organization to conduct the activities which it proposes to conduct within the State of New York.

FIFTH:	The Secretary of State of the State of New York is designated as the agent of the company upon whom process against it may be served. The post office within or without the State of New York to which the Secretary of State shall mail a copy of any process against the company served upon him or her is: c/o General Counsel, 260 Hudson River Road, Legal Department, Waterford, NY 12188.

Signed on November 9, 2000

/s/ Shawn P. Galey
Shawn P. Galey Organizer